UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ROYAL BEES COMPANY, INC.

 (Exact name of registrant as specified in its charter)

Nevada	90-0589577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

123 West Nye Lane, Ste 129 Carson City, NV 89706	89706
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class

Name of each exchange on which

To be so registered

each class is to be registered

_________________

_____________________________

Common Stock

$.001 par value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.      .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    X .

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock ($0.001 par value per share)

Item 1.

Description of Registrant’s Securities to be Registered.

Royal Bees Company, Inc., (the “Registrant” or “Company”) hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder that is contained under the heading “Description of Securities” in the Registrant’s Registration Statement on form S-1 (File No. 333-179461) as originally filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2012 and as subsequently amended.

Item 2.

Exhibits.

1.

Articles of Incorporation of the Company incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on February 10, 2012 (333-179461).

2.

By-Laws of the Company incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the Commission on February 10, 2012 (File No. 333-179461).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

March 28, 2014

ROYAL BEES COMPANY, INC.

By: /s/ Vladimir Lyashevskiy

Vladimir Lyashevskiy, President and

Chief Financial Officer